Exhibit 99.1
Caterpillar Inc.
1Q 2021 Earnings Release

April 29, 2021

FOR IMMEDIATE RELEASE

Caterpillar Reports First-Quarter 2021 Results

	First Quarter
($ in billions except profit per share)	2021	2020
Sales and Revenues	$11.9	$10.6	●	Sales and revenues increased 12%
Profit Per Share	$2.77	$1.98	●	First-quarter 2021 profit per share of $2.77; adjusted profit per share of $2.87
Adjusted Profit Per Share	$2.87	$1.65	●	Strong balance sheet with $11.3 billion of enterprise cash on hand
DEERFIELD, Ill. – Caterpillar Inc. (NYSE: CAT) today announced first-quarter 2021 sales and revenues of $11.9 billion, a 12% increase compared with $10.6 billion in the first quarter of 2020. The increase was due to higher sales volume driven by higher end-user demand and the impact from changes in dealer inventories. Dealers increased their inventories more during the first quarter of 2021 than during the first quarter of 2020.
Operating profit margin was 15.3% for the first quarter of 2021, compared with 13.2% for the first quarter of 2020. First-quarter 2021 profit per share was $2.77, compared with $1.98 profit per share in the first quarter of 2020. Adjusted profit per share in the first quarter of 2021 was $2.87, compared with first-quarter 2020 adjusted profit per share of $1.65. Adjusted profit per share for both quarters excluded restructuring costs, while the first quarter of 2020 also excluded a remeasurement gain of $0.38 per share resulting from the settlement of a non-U.S. pension obligation. Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on page 12.
For the three months ended March 31, 2021, enterprise operating cash flow was $1.9 billion. Caterpillar ended the first quarter with $11.3 billion of enterprise cash.
“I’m proud of our global team’s strong performance as they continue to serve our customers,” said Caterpillar Chairman and CEO Jim Umpleby. “We’re encouraged by improving conditions in our end markets and are proactively managing supply chain risks. Our dedicated team continues to execute our strategy for long-term profitable growth.”

(more)

CONSOLIDATED RESULTS
Consolidated Sales and Revenues
The chart above graphically illustrates reasons for the change in consolidated sales and revenues between the first quarter of 2020 (at left) and the first quarter of 2021 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s Board of Directors and employees.
Total sales and revenues for the first quarter of 2021 were $11.887 billion, an increase of $1.252 billion, or 12%, compared with $10.635 billion in the first quarter of 2020. The increase was primarily due to higher sales volume and favorable currency impacts related to the euro and the Australian dollar. The increase in sales volume was driven by higher end-user demand and the impact from changes in dealer inventories. Dealers increased inventories by $700 million during the first quarter of 2021 compared to $100 million during the first quarter of 2020.
Sales were higher across the three primary segments. Sales increased in Asia/Pacific, Latin America and EAME while sales in North America were about flat.

Sales and Revenues by Segment
(Millions of dollars)	First Quarter 2020	Sales Volume	Price Realization	Currency	Inter-Segment / Other	First Quarter 2021	$ Change	% Change

Construction Industries	$4,306	$1,006	$(23)	$146	$24	$5,459	$1,153	27%
Resource Industries	2,084	132	(47)	33	14	2,216	132	6%
Energy & Transportation	4,349	(41)	7	74	118	4,507	158	4%
All Other Segment	109	9	—	1	11	130	21	19%
Corporate Items and Eliminations	(934)	(19)	(1)	—	(167)	(1,121)	(187)
Machinery, Energy & Transportation	9,914	1,087	(64)	254	—	11,191	1,277	13%

Financial Products Segment	814	—	—	—	(53)	761	(53)	(7%)
Corporate Items and Eliminations	(93)	—	—	—	28	(65)	28
Financial Products Revenues	721	—	—	—	(25)	696	(25)	(3%)

Consolidated Sales and Revenues	$10,635	$1,087	$(64)	$254	$(25)	$11,887	$1,252	12%

(more)

Sales and Revenues by Geographic Region
	North America		Latin America		EAME		Asia/Pacific		External Sales and Revenues		Inter-Segment		Total Sales and Revenues
(Millions of dollars)	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg
First Quarter 2021
Construction Industries	$2,126	2%	$392	48%	$1,081	22%	$1,842	72%	$5,441	26%	$18	400%	$5,459	27%
Resource Industries	657	(6%)	405	27%	474	20%	561	(1%)	2,097	6%	119	13%	2,216	6%
Energy & Transportation	1,782	3%	256	3%	1,093	4%	527	(9%)	3,658	1%	849	16%	4,507	4%
All Other Segment	13	160%	—	(100%)	3	(73%)	22	120%	38	36%	92	14%	130	19%
Corporate Items and Eliminations	(39)		—		—		(4)		(43)		(1,078)		(1,121)
Machinery, Energy & Transportation	4,539	1%	1,053	26%	2,651	13%	2,948	32%	11,191	13%	—	—%	11,191	13%

Financial Products Segment	476	(9%)	62	(11%)	100	(2%)	123	5%	761	(7%)	—	—%	761	(7%)
Corporate Items and Eliminations	(24)		(11)		(8)		(22)		(65)		—		(65)
Financial Products Revenues	452	(4%)	51	(12%)	92	(1%)	101	2%	696	(3%)	—	—%	696	(3%)

Consolidated Sales and Revenues	$4,991	—%	$1,104	24%	$2,743	13%	$3,049	31%	$11,887	12%	$—	—%	$11,887	12%

First Quarter 2020
Construction Industries	$2,085		$265		$889		$1,073		$4,312		$(6)		$4,306
Resource Industries	696		320		395		568		1,979		105		2,084
Energy & Transportation	1,738		249		1,053		578		3,618		731		4,349
All Other Segment	5		2		11		10		28		81		109
Corporate Items and Eliminations	(15)		(2)		(4)		(2)		(23)		(911)		(934)
Machinery, Energy & Transportation	4,509		834		2,344		2,227		9,914		—		9,914

Financial Products Segment	525		70		102		117		814		—		814
Corporate Items and Eliminations	(54)		(12)		(9)		(18)		(93)		—		(93)
Financial Products Revenues	471		58		93		99		721		—		721

Consolidated Sales and Revenues	$4,980		$892		$2,437		$2,326		$10,635		$—		$10,635

(more)

Consolidated Operating Profit
The chart above graphically illustrates reasons for the change in consolidated operating profit between the first quarter of 2020 (at left) and the first quarter of 2021 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s Board of Directors and employees. The bar titled Other includes consolidating adjustments and Machinery, Energy & Transportation’s other operating (income) expenses.
Operating profit for the first quarter of 2021 was $1.814 billion, an increase of $410 million, or 29%, compared with $1.404 billion in the first quarter of 2020. The increase was primarily due to higher sales volume and higher profit from Financial Products, partially offset by higher selling, general and administrative (SG&A) and research and development (R&D) expenses, unfavorable price realization and higher manufacturing costs.
The increase in SG&A/R&D expenses was driven by higher short-term incentive compensation expense, which was reinstated in 2021. Unfavorable manufacturing costs were driven by higher short-term incentive compensation expense, partially offset by favorable material costs and lower warranty expense.

Profit (Loss) by Segment
(Millions of dollars)	First Quarter 2021	First Quarter 2020	$ Change	% Change
Construction Industries	$1,035	$640	$395	62%
Resource Industries	328	304	24	8%
Energy & Transportation	666	602	64	11%
All Other Segment	3	7	(4)	(57%)
Corporate Items and Eliminations	(368)	(212)	(156)
Machinery, Energy & Transportation	1,664	1,341	323	24%

Financial Products Segment	244	105	139	132%
Corporate Items and Eliminations	(19)	47	(66)
Financial Products	225	152	73	48%

Consolidating Adjustments	(75)	(89)	14

Consolidated Operating Profit	$1,814	$1,404	$410	29%

(more)

Other Profit/Loss and Tax Items
•Other income (expense) in the first quarter of 2021 was income of $325 million, compared with income of $222 million in the first quarter of 2020. The change was due to the absence of a remeasurement gain resulting from the settlement of a non-U.S. pension obligation that occurred in the first quarter of 2020, which was more than offset by the favorable impacts from foreign currency exchange gains (losses), unrealized gains (losses) on marketable securities at Insurance Services, gains (losses) on commodity hedges and favorable pension and other postemployment benefit (OPEB) plan costs.
The company experienced foreign currency exchange net gains in the first quarter of 2021 across several currencies, compared with net losses in the first quarter of 2020. The favorable impact of unrealized gains (losses) on marketable securities was due to unrealized losses in the first quarter of 2020, compared with unrealized gains in the first quarter of 2021. The company experienced net losses in commodity hedges in the first quarter of 2020, compared with net gains in the first quarter of 2021.
•The provision for income taxes for the first quarter of 2021 reflected a lower estimated annual tax rate of 26%, compared with 31% for the first quarter of 2020, excluding the discrete items discussed below. The comparative tax rate for full year 2020 was approximately 28%. The decrease in the estimated annual tax rate from full-year 2020 is primarily related to changes in the expected geographic mix of profits from a tax perspective for 2021.
In addition, a discrete tax benefit of $43 million was recorded in the first quarter of 2021, compared with an $8 million benefit in the first quarter of 2020, for the settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense. A $43 million tax charge was also recorded in the first quarter of 2020 related to the $254 million remeasurement gain resulting from the settlement of a non-U.S. pension obligation.

(more)

CONSTRUCTION INDUSTRIES
(Millions of dollars)
Segment Sales
	First Quarter 2020	Sales Volume	Price Realization		Currency	Inter-Segment	First Quarter 2021	$ Change	% Change
Total Sales	$4,306	$1,006	$(23)		$146	$24	$5,459	$1,153	27%

Sales by Geographic Region
	First Quarter 2021	First Quarter 2020	$ Change		% Change
North America	$2,126	$2,085	$41		2%
Latin America	392	265	127		48%
EAME	1,081	889	192		22%
Asia/Pacific	1,842	1,073	769		72%
External Sales	5,441	4,312	1,129		26%
Inter-segment	18	(6)	24		400%
Total Sales	$5,459	$4,306	$1,153		27%

Segment Profit
	First Quarter 2021	First Quarter 2020	Change		% Change
Segment Profit	$1,035	$640	$395		62%
Segment Profit Margin	19.0%	14.9%	4.1	pts

Construction Industries’ total sales were $5.459 billion in the first quarter of 2021, an increase of $1.153 billion, or 27%, compared with $4.306 billion in the first quarter of 2020. The increase was due to higher sales volume driven by higher end-user demand and the impact from changes in dealer inventories. Overall, dealers increased inventories more during the first quarter of 2021 than during the first quarter of 2020.
▪In North America, sales increased slightly due to higher end-user demand partially offset by the impact from changes in dealer inventories and unfavorable price realization. The higher end-user demand was driven primarily by residential construction. Dealers increased inventories more during the first quarter of 2020 than during the first quarter of 2021.
▪Sales increased in Latin America mostly due to higher sales volume driven by higher end-user demand across the region and the impact of changes in dealer inventories, partially offset by unfavorable currency impacts from a weaker Brazilian real. Dealers decreased inventories during the first quarter of 2020, compared with an increase during the first quarter of 2021.
▪In EAME, sales increased due to higher sales volume and favorable currency impacts from a stronger euro. Higher sales volume was driven by higher end-user demand and the impact from changes in dealer inventories. Dealers increased inventories more during the first quarter of 2021 than during the first quarter of 2020.
▪Sales increased in Asia/Pacific primarily due to higher sales volume and favorable currency impacts from a stronger Chinese yuan. The increase in sales was primarily due to higher end-user demand across the region driven mainly by China, reflecting the impact of the pandemic in the first quarter of 2020, and the impact from changes in dealer inventories. Dealers increased inventories during the first quarter of 2021, compared with a decrease during the first quarter of 2020 due to the timing of Chinese New Year.
Construction Industries’ profit was $1.035 billion in the first quarter of 2021, an increase of $395 million, or 62%, compared with $640 million in the first quarter of 2020. The increase was mainly due to higher sales volume.
(more)

RESOURCE INDUSTRIES
(Millions of dollars)
Segment Sales
	First Quarter 2020	Sales Volume	Price Realization		Currency	Inter-Segment	First Quarter 2021	$ Change	% Change
Total Sales	$2,084	$132	$(47)		$33	$14	$2,216	$132	6%

Sales by Geographic Region
	First Quarter 2021	First Quarter 2020	$ Change		% Change
North America	$657	$696	$(39)		(6%)
Latin America	405	320	85		27%
EAME	474	395	79		20%
Asia/Pacific	561	568	(7)		(1%)
External Sales	2,097	1,979	118		6%
Inter-segment	119	105	14		13%
Total Sales	$2,216	$2,084	$132		6%

Segment Profit
	First Quarter 2021	First Quarter 2020	Change		% Change
Segment Profit	$328	$304	$24		8%
Segment Profit Margin	14.8%	14.6%	0.2	pts

Resource Industries’ total sales were $2.216 billion in the first quarter of 2021, an increase of $132 million, or 6%, compared with $2.084 billion in the first quarter of 2020. The increase was due to higher sales volume driven by the impacts of changes in dealer inventories, higher end-user demand for equipment and aftermarket parts and favorable currency impact from the Australian dollar, partially offset by unfavorable price realization. Dealers decreased inventories during the first quarter of 2020, compared to remaining about flat during the first quarter of 2021. End-user demand was higher in mining, offset by lower end-user demand in heavy construction and quarry and aggregates.
Resource Industries’ profit was $328 million in the first quarter of 2021, an increase of $24 million, or 8%, compared with $304 million in the first quarter of 2020. The increase was mainly due to favorable manufacturing costs and higher sales volume, partially offset by unfavorable price realization and higher SG&A/R&D expenses. Favorable manufacturing costs reflected favorable cost absorption, lower warranty expense and favorable variable labor and burden. Cost absorption was favorable as company inventory increased more in the first quarter of 2021 than in the first quarter of 2020. The increase in SG&A/R&D expenses was driven by higher short-term incentive compensation expense, partially offset by other cost-reduction actions.

(more)

ENERGY & TRANSPORTATION
(Millions of dollars)
Segment Sales
	First Quarter 2020	Sales Volume	Price Realization		Currency	Inter-Segment	First Quarter 2021	$ Change	% Change
Total Sales	$4,349	$(41)	$7		$74	$118	$4,507	$158	4%

Sales by Application
	First Quarter 2021	First Quarter 2020	$ Change		% Change
Oil and Gas	$915	$861	$54		6%
Power Generation	963	854	109		13%
Industrial	813	801	12		1%
Transportation	967	1,102	(135)		(12%)
External Sales	3,658	3,618	40		1%
Inter-segment	849	731	118		16%
Total Sales	$4,507	$4,349	$158		4%

Segment Profit
	First Quarter 2021	First Quarter 2020	Change		% Change
Segment Profit	$666	$602	$64		11%
Segment Profit Margin	14.8%	13.8%	1.0	pts

Energy & Transportation’s total sales were $4.507 billion in the first quarter of 2021, an increase of $158 million, or 4%, compared with $4.349 billion in the first quarter of 2020. Sales growth was driven by Power Generation and Oil and Gas, partially offset by a decrease in Transportation. Inter-segment sales also increased.
▪Oil and Gas – Sales increased mainly due to higher sales of reciprocating engine aftermarket parts primarily driven by North America and EAME.
▪Power Generation – Sales increased due to turbines, turbine-related services and large reciprocating engine applications, including data centers.
▪Industrial – Sales were about flat.
▪Transportation – Sales declined in rail due to lower deliveries of locomotives and related services, primarily in North America, and in marine.
Energy & Transportation’s profit was $666 million in the first quarter of 2021, an increase of $64 million, or 11%, compared with $602 million in the first quarter of 2020. The increase was due to higher sales volume including inter-segment sales and favorable variable manufacturing costs, partially offset by higher SG&A/R&D expenses. Favorable variable manufacturing costs reflected lower material costs and variable labor and burden. The increase in SG&A/R&D expenses was driven by higher short-term compensation expense, partially offset by other cost reduction actions.

(more)

FINANCIAL PRODUCTS SEGMENT
(Millions of dollars)
Revenues by Geographic Region
	First Quarter 2021	First Quarter 2020	$ Change	% Change
North America	$476	$525	$(49)	(9%)
Latin America	62	70	(8)	(11%)
EAME	100	102	(2)	(2%)
Asia/Pacific	123	117	6	5%
Total Revenues	$761	$814	$(53)	(7%)

Segment Profit
	First Quarter 2021	First Quarter 2020	Change	% Change
Segment Profit	$244	$105	$139	132%

Financial Products’ segment revenues were $761 million in the first quarter of 2021, a decrease of $53 million, or 7%, from the first quarter of 2020. The decrease was primarily because of lower average financing rates and lower average earning assets in North America.
Financial Products’ segment profit was $244 million in the first quarter of 2021, compared with $105 million in the first quarter of 2020. The increase was primarily due to a favorable impact from equity securities in Insurance Services and lower provision for credit losses at Cat Financial, partially offset by an increase in SG&A expenses primarily due to higher incentive compensation. The impact of lower average financing rates was offset by lower interest expense.
At the end of the first quarter of 2021, past dues at Cat Financial were 2.90%, compared with 4.13% at the end of the first quarter of 2020. Past dues decreased across all portfolio segments as global markets generally improved. Write-offs, net of recoveries, were $24 million for the first quarter of 2021, compared with $30 million for the first quarter of 2020. As of March 31, 2021, Cat Financial's allowance for credit losses totaled $441 million, or 1.64% of finance receivables, compared with $479 million, or 1.77% of finance receivables at December 31, 2020.
Corporate Items and Eliminations
Expense for corporate items and eliminations was $387 million in the first quarter of 2021, an increase of $222 million from the first quarter of 2020, primarily due to an unfavorable change in fair value adjustments related to deferred compensation plans and segment reporting methodology differences.
(more)

Notes
i.Glossary of terms is included on the Caterpillar website at https://investors.caterpillar.com/overview/default.aspx.
ii.End-user demand is demonstrated by the company’s Rolling 3 Month Retail Sales Statistics filed in a Form 8-K on Thursday, April 29, 2021.
iii.Information on non-GAAP financial measures is included in the appendix on page 12.
iv.Some amounts within this report are rounded to the millions or billions and may not add.
v.Caterpillar will conduct a teleconference and live webcast, with a slide presentation, beginning at 7:30 a.m. Central Time on Thursday, April 29, 2021, to discuss its 2021 first-quarter results. The accompanying slides will be available before the webcast on the Caterpillar website at https://investors.caterpillar.com/events-presentations/default.aspx.
About Caterpillar
With 2020 sales and revenues of $41.7 billion, Caterpillar Inc. is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines, and diesel-electric locomotives. Since 1925, we’ve been driving sustainable progress and helping customers build a better world through innovative products and services. Throughout the product life cycle, we offer services built on cutting-edge technology and decades of product expertise. These products and services, backed by our global dealer network, provide exceptional value to help our customers succeed. We do business on every continent, principally operating through three primary segments – Construction Industries, Resource Industries, and Energy & Transportation – and providing financing and related services through our Financial Products segment. Visit us at caterpillar.com or join the conversation on our social media channels at caterpillar.com/social-media.
Caterpillar’s latest financial results are also available online:
https://investors.caterpillar.com/overview/default.aspx
https://investors.caterpillar.com/financials/quarterly-results/default.aspx (live broadcast/replays of quarterly conference call)
Caterpillar investor relations contact: Jennifer Driscoll, +1 224-551-4382 or Driscoll_Jennifer@cat.com
Caterpillar media contact: Kate Kenny, +1 309-361-9333 or Kenny_Kate@cat.com

(more)

Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) the duration and geographic spread of, business disruptions caused by, and the overall global economic impact of, the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.
(more)

APPENDIX
NON-GAAP FINANCIAL MEASURES
The following definitions are provided for the non-GAAP financial measures. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.
The company believes it is important to separately quantify the profit impact of two significant items in order for the company’s results to be meaningful to readers. These items consist of (i) a remeasurement gain resulting from the settlement of a non-U.S. pension obligation in the first quarter of 2020 and (ii) restructuring costs, which were incurred to generate longer-term benefits. The company does not consider these items indicative of earnings from ongoing business activities and believes the non-GAAP measure provides investors with useful perspective on underlying business results and trends and aids with assessing the company’s period-over-period results. The company intends to discuss adjusted profit per share for the fourth quarter and full-year 2021, excluding mark-to-market gains or losses for remeasurement of pension and other postemployment benefit plans along with any other discrete items.
Reconciliations of adjusted results to the most directly comparable GAAP measure are as follows:

(Dollars in millions except per share data)	Operating Profit	Operating Profit Margin	Profit Before Taxes	Provision (Benefit) for Income Taxes	Effective Tax Rate	Profit	Profit per Share

Three Months Ended March 31, 2021 - US GAAP	$1,814	15.3%	$1,997	$475	23.8%	$1,530	$2.77
Restructuring costs	64	0.5%	64	10	15.0%	54	$0.10
Three Months Ended March 31, 2021 - Adjusted	$1,878	15.8%	$2,061	$485	23.5%	$1,584	$2.87

Three Months Ended March 31, 2020 - US GAAP	$1,404	13.2%	$1,513	$425	28.1%	$1,092	$1.98
Remeasurement gain of a non-U.S. pension obligation	—	—%	(254)	(43)	17.0%	(211)	$(0.38)
Restructuring costs	37	0.3%	37	7	19.0%	30	$0.05
Three Months Ended March 31, 2020 - Adjusted	$1,441	13.5%	$1,296	$389	30.0%	$911	$1.65

Supplemental Consolidating Data
The company is providing supplemental consolidating data for the purpose of additional analysis. The data has been grouped as follows:
Consolidated – Caterpillar Inc. and its subsidiaries.
Machinery, Energy & Transportation (ME&T) – The company defines ME&T as it is presented in the supplemental data as Caterpillar Inc. and its subsidiaries, excluding Financial Products. ME&T’s information relates to the design, manufacturing and marketing of its products.
Financial Products – The company defines Financial Products as it is presented in the supplemental data as its finance and insurance subsidiaries, primarily Caterpillar Financial Services Corporation (Cat Financial) and Caterpillar Insurance Holdings Inc. (Insurance Services). Financial Products’ information relates to the financing to customers and dealers for the purchase and lease of Caterpillar and other equipment.
Consolidating Adjustments – Eliminations of transactions between ME&T and Financial Products.
(more)

The nature of the ME&T and Financial Products businesses is different, especially with regard to the financial position and cash flow items. Caterpillar management utilizes this presentation internally to highlight these differences. The company believes this presentation will assist readers in understanding its business.
Pages 14 to 22 reconcile ME&T and Financial Products to Caterpillar Inc. consolidated financial information.
(more)

Caterpillar Inc.
Condensed Consolidated Statement of Results of Operations
(Unaudited)
(Dollars in millions except per share data)

	Three Months Ended March 31,
	2021	2020
Sales and revenues:
Sales of Machinery, Energy & Transportation	$11,191	$9,914
Revenues of Financial Products	696	721
Total sales and revenues	11,887	10,635

Operating costs:
Cost of goods sold	8,012	7,266
Selling, general and administrative expenses	1,239	1,121
Research and development expenses	374	356
Interest expense of Financial Products	125	175
Other operating (income) expenses	323	313
Total operating costs	10,073	9,231

Operating profit	1,814	1,404

Interest expense excluding Financial Products	142	113
Other income (expense)	325	222

Consolidated profit before taxes	1,997	1,513

Provision (benefit) for income taxes	475	425
Profit of consolidated companies	1,522	1,088

Equity in profit (loss) of unconsolidated affiliated companies	9	5

Profit of consolidated and affiliated companies	1,531	1,093

Less: Profit (loss) attributable to noncontrolling interests	1	1

Profit [1]	$1,530	$1,092

Profit per common share	$2.80	$2.00
Profit per common share — diluted [2]	$2.77	$1.98

Weighted-average common shares outstanding (millions)
– Basic	546.4	546.8
– Diluted [2]	551.4	551.1

1	Profit attributable to common shareholders.
2	Diluted by assumed exercise of stock-based compensation awards using the treasury stock method.
(more)

Caterpillar Inc.
Condensed Consolidated Statement of Financial Position
(Unaudited)
(Millions of dollars)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and short-term investments	$11,342	$9,352
Receivables – trade and other	7,955	7,317
Receivables – finance	9,333	9,463
Prepaid expenses and other current assets	1,802	1,930
Inventories	12,149	11,402
Total current assets	42,581	39,464

Property, plant and equipment – net	12,132	12,401
Long-term receivables – trade and other	1,115	1,185
Long-term receivables – finance	11,966	12,222
Noncurrent deferred and refundable income taxes	1,391	1,523
Intangible assets	1,246	1,308
Goodwill	6,343	6,394
Other assets	3,955	3,827
Total assets	$80,729	$78,324

Liabilities
Current liabilities:
Short-term borrowings:
-- Machinery, Energy & Transportation	$—	$10
-- Financial Products	3,625	2,005
Accounts payable	6,694	6,128
Accrued expenses	3,574	3,642
Accrued wages, salaries and employee benefits	1,283	1,096
Customer advances	1,168	1,108
Dividends payable	—	562
Other current liabilities	2,035	2,017
Long-term debt due within one year:
-- Machinery, Energy & Transportation	1,301	1,420
-- Financial Products	6,898	7,729
Total current liabilities	26,578	25,717

Long-term debt due after one year:
-- Machinery, Energy & Transportation	9,751	9,749
-- Financial Products	16,605	16,250
Liability for postemployment benefits	6,698	6,872
Other liabilities	4,480	4,358
Total liabilities	64,112	62,946

Shareholders’ equity
Common stock	6,215	6,230
Treasury stock	(25,049)	(25,178)
Profit employed in the business	36,697	35,167
Accumulated other comprehensive income (loss)	(1,290)	(888)
Noncontrolling interests	44	47
Total shareholders’ equity	16,617	15,378
Total liabilities and shareholders’ equity	$80,729	$78,324

(more)

Caterpillar Inc.
Condensed Consolidated Statement of Cash Flow
(Unaudited)
(Millions of dollars)

	Three Months Ended March 31,
	2021	2020
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$1,531	$1,093
Adjustments for non-cash items:
Depreciation and amortization	586	614
Gain on remeasurement of a non-U.S. pension obligation	—	(254)
Provision (benefit) for deferred income taxes	109	20
Other	(104)	534
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(543)	500
Inventories	(657)	(541)
Accounts payable	733	90
Accrued expenses	84	(97)
Accrued wages, salaries and employee benefits	191	(722)
Customer advances	58	116
Other assets – net	56	(50)
Other liabilities – net	(116)	(173)
Net cash provided by (used for) operating activities	1,928	1,130
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(252)	(305)
Expenditures for equipment leased to others	(252)	(243)
Proceeds from disposals of leased assets and property, plant and equipment	309	216
Additions to finance receivables	(2,629)	(2,953)
Collections of finance receivables	2,770	3,153
Proceeds from sale of finance receivables	5	31
Investments and acquisitions (net of cash acquired)	(386)	(35)
Proceeds from sale of businesses and investments (net of cash sold)	28	—
Proceeds from sale of securities	126	68
Investments in securities	(148)	(180)
Other – net	(48)	35
Net cash provided by (used for) investing activities	(477)	(213)
Cash flow from financing activities:
Dividends paid	(562)	(567)
Common stock issued, including treasury shares reissued	65	(23)
Common shares repurchased	—	(1,043)
Proceeds from debt issued (original maturities greater than three months)	2,273	2,141
Payments on debt (original maturities greater than three months)	(2,887)	(2,466)
Short-term borrowings – net (original maturities three months or less)	1,659	(40)
Other – net	(2)	(1)
Net cash provided by (used for) financing activities	546	(1,999)
Effect of exchange rate changes on cash	(12)	(80)
Increase (decrease) in cash and short-term investments and restricted cash	1,985	(1,162)
Cash and short-term investments and restricted cash at beginning of period	9,366	8,292
Cash and short-term investments and restricted cash at end of period	$11,351	$7,130

All short-term investments, which consist primarily of highly liquid investments with original maturities of three months or less, are considered to be cash equivalents.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended March 31, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$11,191	$11,191	$—	$—
Revenues of Financial Products	696	—	788	(92)	1
Total sales and revenues	11,887	11,191	788	(92)

Operating costs:
Cost of goods sold	8,012	8,013	—	(1)	2
Selling, general and administrative expenses	1,239	1,114	124	1	2
Research and development expenses	374	374	—	—
Interest expense of Financial Products	125	—	125	—
Other operating (income) expenses	323	26	314	(17)	2
Total operating costs	10,073	9,527	563	(17)

Operating profit	1,814	1,664	225	(75)

Interest expense excluding Financial Products	142	142	—	—
Other income (expense)	325	231	19	75	3

Consolidated profit before taxes	1,997	1,753	244	—

Provision (benefit) for income taxes	475	412	63	—
Profit of consolidated companies	1,522	1,341	181	—

Equity in profit (loss) of unconsolidated affiliated companies	9	12	—	(3)	4

Profit of consolidated and affiliated companies	1,531	1,353	181	(3)

Less: Profit (loss) attributable to noncontrolling interests	1	1	3	(3)	5

Profit [6]	$1,530	$1,352	$178	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended March 31, 2020
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$9,914	$9,914	$—	$—
Revenues of Financial Products	721	—	830	(109)	1
Total sales and revenues	10,635	9,914	830	(109)

Operating costs:
Cost of goods sold	7,266	7,267	—	(1)	2
Selling, general and administrative expenses	1,121	940	182	(1)	2
Research and development expenses	356	356	—	—
Interest expense of Financial Products	175	—	176	(1)	3
Other operating (income) expenses	313	10	320	(17)	2
Total operating costs	9,231	8,573	678	(20)

Operating profit	1,404	1,341	152	(89)

Interest expense excluding Financial Products	113	112	—	1	3
Other income (expense)	222	179	(47)	90	4

Consolidated profit before taxes	1,513	1,408	105	—

Provision (benefit) for income taxes	425	397	28	—
Profit of consolidated companies	1,088	1,011	77	—

Equity in profit (loss) of unconsolidated affiliated companies	5	9	—	(4)	5

Profit of consolidated and affiliated companies	1,093	1,020	77	(4)

Less: Profit (loss) attributable to noncontrolling interests	1	1	4	(4)	6

Profit [7]	$1,092	$1,019	$73	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of interest expense recorded between Financial Products and ME&T.
4	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
5	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
6	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
7	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At March 31, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and short-term investments	$11,342	$10,492	$850	$—
Receivables – trade and other	7,955	3,020	501	4,434	[1,2]
Receivables – finance	9,333	—	13,896	(4,563)	2
Prepaid expenses and other current assets	1,802	1,399	544	(141)	3
Inventories	12,149	12,149	—	—
Total current assets	42,581	27,060	15,791	(270)

Property, plant and equipment – net	12,132	8,185	3,947	—
Long-term receivables – trade and other	1,115	333	169	613	[1,2]
Long-term receivables – finance	11,966	—	12,604	(638)	2
Noncurrent deferred and refundable income taxes	1,391	1,933	103	(645)	4
Intangible assets	1,246	1,246	—	—
Goodwill	6,343	6,343	—	—
Other assets	3,955	3,260	1,899	(1,204)	5
Total assets	$80,729	$48,360	$34,513	$(2,144)

Liabilities
Current liabilities:
Short-term borrowings	$3,625	$—	$3,625	$—
Short-term borrowings with consolidated companies	—	—	—	—
Accounts payable	6,694	6,597	226	(129)	6
Accrued expenses	3,574	3,174	400	—
Accrued wages, salaries and employee benefits	1,283	1,256	27	—
Customer advances	1,168	1,168	—	—
Dividends payable	—	—	—	—
Other current liabilities	2,035	1,558	640	(163)	[4,7]
Long-term debt due within one year	8,199	1,301	6,898	—
Total current liabilities	26,578	15,054	11,816	(292)

Long-term debt due after one year	26,356	9,776	16,605	(25)	8
Liability for postemployment benefits	6,698	6,697	1	—
Other liabilities	4,480	3,804	1,394	(718)	4
Total liabilities	64,112	35,331	29,816	(1,035)

Shareholders’ equity
Common stock	6,215	6,215	919	(919)	9
Treasury stock	(25,049)	(25,049)	—	—
Profit employed in the business	36,697	32,443	4,243	11	9
Accumulated other comprehensive income (loss)	(1,290)	(627)	(663)	—
Noncontrolling interests	44	47	198	(201)	9
Total shareholders’ equity	16,617	13,029	4,697	(1,109)
Total liabilities and shareholders’ equity	$80,729	$48,360	$34,513	$(2,144)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T's insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Elimination of prepaid insurance in Financial Products’ other liabilities.
8	Elimination of debt between ME&T and Financial Products.
9	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At December 31, 2020
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and short-term investments	$9,352	$8,822	$530	$—
Receivables – trade and other	7,317	3,846	397	3,074	[1,2]
Receivables – finance	9,463	—	13,681	(4,218)	2
Prepaid expenses and other current assets	1,930	1,376	624	(70)	3
Inventories	11,402	11,402	—	—
Total current assets	39,464	25,446	15,232	(1,214)

Property, plant and equipment – net	12,401	8,309	4,092	—
Long-term receivables – trade and other	1,185	363	164	658	[1,2]
Long-term receivables – finance	12,222	—	12,895	(673)	2
Noncurrent deferred and refundable income taxes	1,523	2,058	110	(645)	4
Intangible assets	1,308	1,308	—	—
Goodwill	6,394	6,394	—	—
Other assets	3,827	3,158	1,871	(1,202)	5
Total assets	$78,324	$47,036	$34,364	$(3,076)

Liabilities
Current liabilities:
Short-term borrowings	$2,015	$10	$2,005	$—
Short-term borrowings with consolidated companies	—	—	1,000	(1,000)	6
Accounts payable	6,128	6,060	212	(144)	7
Accrued expenses	3,642	3,099	543	—
Accrued wages, salaries and employee benefits	1,096	1,081	15	—
Customer advances	1,108	1,108	—	—
Dividends payable	562	562	—	—
Other current liabilities	2,017	1,530	580	(93)	[4,8]
Long-term debt due within one year	9,149	1,420	7,729	—
Total current liabilities	25,717	14,870	12,084	(1,237)

Long-term debt due after one year	25,999	9,764	16,250	(15)	6
Liability for postemployment benefits	6,872	6,872	—	—
Other liabilities	4,358	3,691	1,385	(718)	4
Total liabilities	62,946	35,197	29,719	(1,970)

Shareholders’ equity
Common stock	6,230	6,230	919	(919)	9
Treasury stock	(25,178)	(25,178)	—	—
Profit employed in the business	35,167	31,091	4,065	11	9
Accumulated other comprehensive income (loss)	(888)	(352)	(536)	—
Noncontrolling interests	47	48	197	(198)	9
Total shareholders’ equity	15,378	11,839	4,645	(1,106)
Total liabilities and shareholders’ equity	$78,324	$47,036	$34,364	$(3,076)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T’s insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of debt between ME&T and Financial Products.
7	Elimination of payables between ME&T and Financial Products.
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Three Months Ended March 31, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$1,531	$1,353	$181	$(3)	1
Adjustments for non-cash items:
Depreciation and amortization	586	383	203	—
Provision (benefit) for deferred income taxes	109	127	(18)	—
Other	(104)	(52)	(83)	31	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(543)	(104)	(32)	(407)	[2,3]
Inventories	(657)	(657)	—	—
Accounts payable	733	706	13	14	2
Accrued expenses	84	58	26	—
Accrued wages, salaries and employee benefits	191	179	12	—
Customer advances	58	58	—	—
Other assets – net	56	(4)	(12)	72	2
Other liabilities – net	(116)	(131)	79	(64)	2
Net cash provided by (used for) operating activities	1,928	1,916	369	(357)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(252)	(251)	(4)	3	2
Expenditures for equipment leased to others	(252)	(4)	(249)	1	2
Proceeds from disposals of leased assets and property, plant and equipment	309	27	286	(4)	2
Additions to finance receivables	(2,629)	—	(2,867)	238	3
Collections of finance receivables	2,770	—	3,062	(292)	3
Net intercompany purchased receivables	—	—	(411)	411	3
Proceeds from sale of finance receivables	5	—	5	—
Net intercompany borrowings	—	1,000	—	(1,000)	4
Investments and acquisitions (net of cash acquired)	(386)	(386)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	28	28	—	—
Proceeds from sale of securities	126	11	115	—
Investments in securities	(148)	—	(148)	—
Other – net	(48)	2	(50)	—
Net cash provided by (used for) investing activities	(477)	427	(261)	(643)
Cash flow from financing activities:
Dividends paid	(562)	(562)	—	—
Common stock issued, including treasury shares reissued	65	65	—	—
Net intercompany borrowings	—	—	(1,000)	1,000	4
Proceeds from debt issued > 90 days	2,273	494	1,779	—
Payments on debt > 90 days	(2,887)	(644)	(2,243)	—
Short-term borrowings – net < 90 days	1,659	(10)	1,669	—
Other – net	(2)	(2)	—	—
Net cash provided by (used for) financing activities	546	(659)	205	1,000
Effect of exchange rate changes on cash	(12)	(14)	2	—
Increase (decrease) in cash and short-term investments and restricted cash	1,985	1,670	315	—
Cash and short-term investments and restricted cash at beginning of period	9,366	8,822	544	—
Cash and short-term investments and restricted cash at end of period	$11,351	$10,492	$859	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Three Months Ended March 31, 2020
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$1,093	$1,020	$77	$(4)	1
Adjustments for non-cash items:
Depreciation and amortization	614	402	212	—
Gain on remeasurement of a non-U.S. pension obligation	(254)	(254)	—	—
Provision (benefit) for deferred income taxes	20	75	(55)	—
Other	534	245	170	119	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	500	328	(56)	228	[2,3]
Inventories	(541)	(538)	—	(3)	2
Accounts payable	90	2	51	37	2
Accrued expenses	(97)	(105)	8	—
Accrued wages, salaries and employee benefits	(722)	(689)	(33)	—
Customer advances	116	116	—	—
Other assets – net	(50)	15	(16)	(49)	2
Other liabilities – net	(173)	(299)	73	53	2
Net cash provided by (used for) operating activities	1,130	318	431	381
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(305)	(304)	(1)	—
Expenditures for equipment leased to others	(243)	2	(249)	4	2
Proceeds from disposals of leased assets and property, plant and equipment	216	61	156	(1)	2
Additions to finance receivables	(2,953)	—	(3,213)	260	3
Collections of finance receivables	3,153	—	3,421	(268)	3
Net intercompany purchased receivables	—	—	376	(376)	3
Proceeds from sale of finance receivables	31	—	31	—
Net intercompany borrowings	—	599	1	(600)	4
Investments and acquisitions (net of cash acquired)	(35)	(35)	—	—
Proceeds from sale of securities	68	6	62	—
Investments in securities	(180)	(5)	(175)	—
Other – net	35	—	35	—
Net cash provided by (used for) investing activities	(213)	324	444	(981)
Cash flow from financing activities:
Dividends paid	(567)	(567)	—	—
Common stock issued, including treasury shares reissued	(23)	(23)	—	—
Common shares repurchased	(1,043)	(1,043)	—	—
Net intercompany borrowings	—	(1)	(599)	600	4
Proceeds from debt issued > 90 days	2,141	15	2,126	—
Payments on debt > 90 days	(2,466)	(6)	(2,460)	—
Short-term borrowings – net < 90 days	(40)	(5)	(35)	—
Other – net	(1)	(1)	—	—
Net cash provided by (used for) financing activities	(1,999)	(1,631)	(968)	600
Effect of exchange rate changes on cash	(80)	(59)	(21)	—
Increase (decrease) in cash and short-term investments and restricted cash	(1,162)	(1,048)	(114)	—
Cash and short-term investments and restricted cash at beginning of period	8,292	7,302	990	—
Cash and short-term investments and restricted cash at end of period	$7,130	$6,254	$876	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
#